                                                                  EXHIBIT (p)(6)

(NEW YORK LIFE LOGO)

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
                                 CODE OF ETHICS

     ALL RECIPIENTS OF THE CODE SHOULD READ IT CAREFULLY, RETAIN IT FOR FUTURE REFERENCE AND ABIDE BY ITS REQUIREMENTS. SHOULD YOU HAVE A QUESTION AS TO YOUR STATUS UNDER THE CODE, CONTACT COMPLIANCE IMMEDIATELY.

Amended 6/2007

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
SECTION 1.   STATEMENT OF GENERAL FIDUCIARY PRINCIPALS                        1
SECTION 2.   DEFINITIONS                                                      5
SECTION 3.   PERSONAL INVESTMENT ACTIVITIES - RESTRICTIONS AND MONITORING
             PROCEDURES                                                       9
SECTION 4.   RECORDKEEPING AND REPORTING                                     14
SECTION 5.   ADMINISTRATION                                                  17

                                    EXHIBITS

IDENTIFICATION OF ACCESS PERSON CATEGORIES                             EXHIBIT A

LIST OF NYLIM FUND SHARES                                              EXHIBIT B

ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND RELATED
POLICIES                                                               EXHIBIT C

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE NYLIM HOLDINGS LLC CODE
OF ETHICS                                                              EXHIBIT D

PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM                  EXHIBIT E

EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION   EXHIBIT F

QUARTERLY TRANSACTIONS REPORT                                          EXHIBIT G

COMPLIANCE ADDRESSES FOR DUPLICATE CONFIRMATIONS                       EXHIBIT H

CONFLICTS OF INTERESTS QUESTIONNAIRE                                   EXHIBIT I

SECTION 1. STATEMENT OF GENERAL FIDUCIARY PRINCIPALS AND STANDARDS OF BUSINESS CONDUCT

1.1  GENERAL STATEMENT

This Code of Ethics ("Code") has been issued by New York Life Investment Management Holdings LLC ("NYLIM Holdings") in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees of NYLIM Holdings and its divisions and subsidiaries (collectively, "NYLIM" or the "Company")(1). It is also intended to ensure that all Employees of NYLIM comply with Federal Securities Laws. The Code provides each Employee with specific guidance concerning personal security investments and the responsibilities associated with that activity. Some provisions of the Code, particularly with respect to personal trading, only apply to Access Persons, as defined herein and do not apply to all Employees of NYLIM. Status as an Access Person will depend on a person's specific title, functions, duties, activities, and access to information. Exhibit A to this Code includes a list of certain categories of Employees and departments whose Employees will be considered Access Persons.

NYLIM requires that all Employees observe the applicable standards of duty and care set forth herein. An Employee may not evade the provisions of the Code by acting through another person, including a friend, relative or other, to act in a manner which is prohibited.

NYLIM Management believes that NYLIM's own mutual funds provide a broad range of investment options to meet employee investment needs. We encourage NYLIM employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

NYLIM is entrusted with the assets of our Clients for investment purposes. This fiduciary relationship requires NYLIM personnel to place the interests of our clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general overriding principle as well as comply with the Code's specific provisions. This is how we earn and keep our Clients' trust.

As a fundamental requirement, NYLIM demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

1.2  PRINCIPALS AND STANDARDS OF BUSINESS CONDUCT

The following general fiduciary standards and standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

----------
(1) For purposes of this Code, NYLIM includes the following NYLIM Holdings entities: Madison Capital Funding LLC, NYLIM Service Company LLC, NYLIFE Distributors LLC, NYLCAP Manager LLC, New York Life Investment Management LLC and the following New York Life Insurance Company subsidiaries: and New York Life Trust Company. MacKay Shields LLC, Institutional Capital LLC and McMorgan & Co. LLC, directly owned subsidiaries of NYLIM Holdings, administer their own Codes of Ethics.

     -    The interests of Clients must be placed first at all times;

     - All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     - Access Persons should not take inappropriate advantage of their positions; and

     -    Access Persons must comply with applicable federal securities laws.

It shall be a violation of this Code and its procedures, for any Employee of the Company, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any client including a registered investment company or other entity (collectively a "Client"):

     - to employ any device, scheme or artifice to defraud any Client for which the Company serves as an investment adviser or sub-adviser;

     - to make to the Client any untrue statement of a material fact, or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     - to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

     -    to engage in any manipulative practice with respect to the Client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Employees from liability for personal trading or other conduct that violates a fiduciary duty to Clients.

In addition to this Code, employees of New York Life Insurance Company and its subsidiaries are also required to adhere to the policies contained in "Integrity
- Standards of Business Conduct".

1.3  CONFLICTS OF INTEREST

As part of this ongoing responsibility, each Employee has the duty to disclose to NYLIM any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with NYLIM or its Affiliates and that does business with NYLIM or that otherwise presents a possible conflict of interest as described herein. Disclosure should be timely so that NYLIM may take action concerning any possible conflict, as it deems appropriate. It is recognized, however, that NYLIM has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest.

1.4  BOARD MEMBERSHIP

Except as described in Section 1.6 hereof, it is considered generally incompatible with the duties of an Employee of NYLIM for that Employee to assume the position of director of a corporation not affiliated with the Company. A report should be made by an Employee to the CCO and the Employee's supervisor of any invitation to serve as a director of a corporation that is not an Affiliate and the person must receive the approval of their supervisor and the CCO prior to accepting any such directorship. In the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company's Restricted List.

1.5  "OTHER" BUSINESS INTERESTS

Except as described in Section 1.6 herein, it is considered generally incompatible with the duties of an Employee of NYLIM to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an Affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an Affiliate and the person must receive the approval of their supervisor. Any Employee who is Director or above must also receive the approval of the CCO prior to accepting any such position. In the event that approval is given, the CCO and the Employee's supervisor shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

1.6  PERMISSIBLE OUTSIDE ACTIVITIES

Employees who, in the regular course of their duties relating to the Company's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of their department head after consultation with the CCO. Similar positions with public companies may interfere with the Company's advisory activities. Consequently, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.

1.7  CONFLICTS OF INTEREST QUESTIONNAIRE

Initially and annually thereafter, a "Questionnaire on Conflicts of Interest," in substantially the form attached as Exhibit I hereto, shall be distributed to each Employee for completion and filing with the CCO or his or her designee. Each Employee shall promptly supplement the annual questionnaire as necessary to reflect any material changes between annual filings.

1.8  GIFTS AND ENTERTAINMENT

Employees are subject to the NYLIM Holdings LLC Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts or entertainment to or from third parties that do business with NYLIM, its Affiliates, or its Clients. Employees who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the National Association of Securities Dealers.

1.9  INSIDER TRADING

Employees may not trade on inside information (i.e., material non-public information(2)) or communicate such information to others. An Employee who believes that he or she is in possession of inside information should contact the CCO or LCO immediately. Please refer to the New York Life LLC Inside Information Policy and Procedures (the "NYLIM Inside Information Policies and Procedures") and the

----------
(2) Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g. disclosure in the news media or company filings.

New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy") for specific guidelines governing inside information.

1.10 PORTFOLIO HOLDINGS DISCLOSURE

It is NYLIM's policy to protect the confidentiality of Fund holdings and to prevent the selective disclosure of non-public information concerning the NYLIM Funds. All portfolio information regarding the Funds is subject to the Policy and Procedures Concerning Selective Disclosure of Mutual Fund Portfolio Holdings ("Selective Disclosure Policy"). Annually, all Employees must acknowledge that they have read this Policy and that they have not disclosed portfolio holdings in any manner prohibited by the Policy. Please refer to the Policy for specific guidelines governing portfolio holdings information. A violation of the Policy on selective disclosure is considered a violation of this Code.

1.11 EXCESSIVE TRADING

Employees are prohibited from short-term trading or excessive trading of mutual funds advised or subadvised by NYLIM ("NYLIM Funds"), other than those that permit such trading, and must comply with any trading restrictions established by the Company to prevent market timing of these funds. Please refer to Section 3 for specific guidelines governing NYLIM Funds.

SECTION 2 DEFINITIONS

"ACCESS PERSON" - shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Advisers Act and shall include:

     -    an officer(2) or director of NYLIM;

     - any "Supervised Person" of NYLIM who has access to non-public information regarding any clients' purchase or sale of securities, or information regarding the portfolio holdings of any NYLIM Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

Also, employees in certain departments may also be deemed Access Persons. Please refer to Exhibit A for more information.

"AFFILIATE" - any person directly or indirectly controlling, controlled by or under common control with such other group.

"AUTOMATIC INVESTMENT PLAN" - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans ("DRIPs") and Employee Stock Purchase Plans ("ESPPs").

"BENEFICIAL OWNERSHIP" - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person's Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Trustee, has a Beneficial Interest or is the settlor with a power to revoke;
(ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

"CASHLESS EXERCISE" - Transactions executed when exercising employee stock options. Essentially, the money is borrowed to exercise the option to purchase shares, the option is exercised and simultaneously the shares are sold to pay for the purchase, taxes, and broker commissions.

"CHIEF COMPLIANCE OFFICER" OR "CCO" - the Company's Chief Compliance Officer.

----------

(2) "Officer" for the purposes of the Code encompasses all NYLIM Executive Employees, (i.e. Director or higher), the Secretary, Controller, and any other NYLIM officer who performs policy-making functions.

"CLIENT" - any client of the Company, including a registered investment company (mutual fund) or other person or entity.

"CODE" - means this Code of Ethics.

"COVERED SECURITY" - any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

"DISCRETIONARY MANAGED ACCOUNT" - an account managed on a discretionary basis by a person other than such Employee over which an Employee certifies that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein and documentation describing that relationship has been submitted to and approved by NYLIM Compliance.

"DIVIDEND REINVESTMENT PLAN" - a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

"EMPLOYEE" - any person employed by NYLIM, and any person who is an Access Person of the Company as defined in herein. Temporary employees and outside consultants who work on-site at NYLIM and who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of securities in portfolios managed by NYLIM may be subject to this Code, as determined by NYLIM Compliance. "EMPLOYMENT DATE" - the date on which the Employee commenced working for the Company.

"EMPLOYEE STOCK OPTION PLAN" - Contracts between a company and its employees that give employees the right to buy a specific number of the company's shares at a fixed price within a certain period of time.

"EMPLOYEE STOCK PURCHASE PLAN" - An organized plan for employees to buy shares of their company's stock.

"EXCEPTED SECURITIES" - Securities not covered by this Code include the following:

     -    direct obligations of the U.S. Government;

     -    bankers' acceptances;

     -    bank certificates of deposit;

     -    commercial paper;

     - high quality short-term debt instruments, including repurchase agreements;

     - shares issued by open-end mutual funds not advised or subadvised by NYLIM; and

     -    interests in qualified state college tuition programs ("529 Plans").

"EXCHANGE TRADED FUND" - An exchange-traded fund, or ETF, represents shares of ownership in either fund, unit investment trust, or depository receipts that hold portfolios of common stocks that are included in a selected index, either broad market, sector or international. ETFs trade throughout the day on an exchange.

"FEDERAL SECURITIES LAWS" - the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

"FRONT RUNNING" - the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a client's transaction in the underlying security by or on behalf of the Client.

"IMMEDIATE FAMILY" - any of the following relatives: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships sharing the same household. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the employee, such as a "significant other."

"INITIAL PUBLIC OFFERING" - an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

"INSIDER TRADING" - the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

"INVESTMENT COMPANY ACT" - the Investment Company Act of 1940, as amended.

"INVESTMENT CLUB" - a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

"INVESTMENT PERSONNEL" - Employees who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for Client Accounts (i.e., portfolio managers, traders and analysts).

"LOCAL COMPLIANCE OFFICER" OR "LCO" - the applicable designee of the Company's Chief Compliance Officer .

"NYLIM" - includes the following NYLIM Holdings entities: Madison Capital Funding LLC, NYLIM Service Company LLC, NYLIFE Distributors Inc., NYLCAP Manager LLC, and New York Life Investment Management LLC. as well as the following New York Life Insurance Company subsidiaries: New York Life Trust Co. FSB and New York Life Trust Company.

"NYLIM FUND" - an investment company advised or subadvised by NYLIM and any investment company whose investment adviser or principal underwriter is controlled by or under common control with NYLIM.

"NYLIM FUND SHARES" - shares of a NYLIM Fund.

"PENDING BUY OR SELL ORDER" - both an order placed with a broker to buy or sell a security or an internal decision by a Company Employee to buy or sell a security.

"PRIVATE PLACEMENT" - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

"RESTRICTED LIST" - a listing of securities maintained by the CCO or LCO in which trading by Employees is generally prohibited.

"REGISTERED REPRESENTATIVE" - an Employee who is registered as such with a member firm of the National Association of Securities Dealers Regulation, Inc.

"SCALPING" - buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

"SUPERVISED PERSON" - An adviser's supervised persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

SECTION 3. PERSONAL INVESTING ACTIVITIES - RESTRICTIONS AND MONITORING
PROCEDURES

3.1  PRECLEARANCE GENERALLY

Preclearance of personal securities transactions allows NYLIM to prevent certain trades that may conflict with client trading activities. To help prevent Front Running, Scalping, and other trading abuses and actual or potential conflicts of interest, no Employee of NYLIM (or account in which an Employee has any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of the CCO or LCO (except pursuant to the exceptions in Section 3.2 below). Accordingly, each Employee must submit their request to purchase or sell Covered Securities through the Employee Personal Securities Transaction Preclearance System (the "EPSTP System") via the NYLIM Intranet. Automated feedback will be provided to the Employee as to whether the request is approved or denied.

In the event that the EPSTP System is unavailable, Employees must file a request with the CCO or LCO (in writing, preferably via electronic mail), in substantially the form of Exhibit E ("Preclearance Form") before completing any transaction in Covered Securities. The final determination shall be noted by the CCO or LCO on the Request Form and dated and communicated to the Employee who submitted the request.

The authorization given through the EPSTP System or by the CCO or LCO is effective, unless revoked, only for the calendar day that the request was submitted and ultimately approved. If the transaction is not executed on that same day, a new request must be filed and another authorization must be obtained.

3.2  EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

3.2.1 Pre-clearance is not required with respect to any transaction:

     a.   in Discretionary Managed Accounts;

     b. by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities.

     c. that is non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), and sales pursuant to regulated tender offers; or

     d.   automatic purchases under DRIPs, ESPPs or similar accounts; or

     e. any transactions in Exchange Traded Funds ("ETFs") representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF's; or

     f.   in securities that are Excepted Securities; or

     g. government-sponsored enterprises fixed income securities (FNMA, FHLMC); or

     h. municipal auction rate securities ("ARS") with short-term coupon resets (e.g. 7 day) and closed-end municipal auction rate "Preferred" shares.

3.2.2 In addition, authorization given for initial and subsequent purchases or sales of DRIPS or ESPP will not be subject to the one day authorization provision since transactions in these programs usually take place on a periodic pre-determined basis.

3.3  RESTRICTED LIST

No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO.

3.4  FRONT RUNNING AND SCALPING

Notwithstanding anything expressly stated in the Policy, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a NYLIM Client.

3.5  MAXIMUM TRADES AND TRADE REQUESTS PER QUARTER

While there is no maximum limitation on the number of trades that an Employee may execute per quarter or trade requests that an Employee may submit per quarter, the Code grants the CCO or LCO the power to impose such a limitation on any Employee if it is believed to be in the best interest of the Company or its Clients.

3.6  TRADING / BLACK-OUT PERIODS

3.6.1 No Access Person may acquire or dispose of beneficial ownership in Covered Securities (other than Excepted Securities) that NYLIM is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client;

3.6.2 No Access Person may acquire or dispose of beneficial ownership in a Covered Security (other than an Excepted Security) on a day when there is a Pending Buy or Sell Order for a Client of NYLIM until such order is executed or withdrawn.

3.6.3 No Investment Personnel may acquire or dispose of beneficial ownership in a Covered Security (other than an Excepted Security) if any purchase or sale of such securities has been made for a NYLIM Client account in the prior seven calendar days or can reasonably be anticipated for a NYLIM Client account in the next seven calendar days.


3.7  EXCEPTIONS TO TRADING/BLACKOUT PERIOD

Exceptions may be granted to the black-out period set forth in paragraph 3.6.3 above in the event that the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) the smaller of 500 shares or less in the aggregate or less than ..001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or (iii) investment grade debt instruments of less than $100,000 par value.

3.8  USE OF BROKERAGE FOR PERSONAL OR FAMILY BENEFIT

No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through NYLIM's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of NYLIM or any Employee's influence (implied or stated) with NYLIM.

3.9  INITIAL PUBLIC OFFERINGS

No Access Person (or Employees who are Registered Representatives) may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO.

3.10 PRIVATE PLACEMENTS

No Access Person may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO. (Note that pre-approval will generally not be granted if the Private Placement involves a private investment company (e.g., a "hedge fund") that invests in open-end investment companies other than money market funds or equivalents). All Access Persons who have obtained prior approval and made an investment in a Private Placement must disclose that investment if that Access Person plays a part in any subsequent consideration of an investment in the issuer on behalf of Client accounts. Under such circumstances, NYLIM's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

3.11 OPTIONS

It shall be prohibited for Investment Personnel to trade in options with respect to individual securities covered under this Code. Transactions in index options effected on a broad-based index are permitted.

3.12 SHORT-TERM TRADING/SIXTY DAY HOLDING PERIOD

No Access Person may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within sixty calendar days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant Covered Security by the Employee. Violations will result in disgorgement of the profit to the Client or to a charity of the Company's choice. Exceptions may be made by the CCO or LCO to accommodate special circumstances.

Notwithstanding the above, an Access person who receives a grant of options through an Employee Stock Option, who chooses to exercise those options in a Cashless Exercise, will be allowed an exception from the sixty-day holding period, so long as such transactions are precleared as required under Section 3.1.

3.13 INVESTMENT CLUBS

Access Persons and members of their immediate family may not participate in Investment Clubs. In certain limited instances, exceptions may be granted on a case-by-case basis, e.g., where the person was a member of the Club prior to the adoption of this Policy or was a member of the Club for at least six months before his or her Employment Date. If an exception is granted, Access Persons or their immediate family members who are granted an exception must direct that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto. Investment Club transactions will be monitored by the CCO or LCO, and may be subject to the pre-clearance requirements of Section 3.1 above, if necessary to prevent abuses of the Code or this Policy.

Employees who are not Access Persons and their family members may participate in an Investment Club provided (i) the employee promptly discloses the membership to the CCO, ii.) the employee provides sufficient information about the investment club as requested and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto.

3.14 OTHER EXCEPTIONS

The restrictions with respect to: Section 3.3 Restricted List, Sections 3.6 Trading/Black-out Periods, Section 3.12 Short-term trading, and Section 3.13. Investment Clubs do not apply to transactions:

     -    in Discretionary Managed Accounts;

     - by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities.

     - non-volitional in nature: e.g. stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro-rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), and sales pursuant to regulated tender offers; or

     -    DRIPs or ESPPs; or

     - any transactions in Exchange Traded Funds ("ETFs") representing shares of a market index and which consists of a minimum of 30 securities, commodity, currency and treasury ETF's; or

     -    in securities that are Excepted Securities; or

     - government-sponsored enterprises fixed income securities (FNMA, FHLMC); or

     - municipal auction rate securities ("ARS") with short-term coupon resets (e.g. 7 day) and closed-end municipal auction rate "Preferred" shares.

3.15 NYLIM FUND SHARES

The following provisions apply to all NYLIM Fund Shares held by an Employee, including, but not limited to, shares owned through a 401(K) plan or similar account, or through a variable insurance product.

No Employee shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same NYLIM Fund (of which such Employee has a beneficial ownership interest) within 60 days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant NYLIM Fund by the Employee. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances by the CCO and in accordance with the Fund's Policy and Procedures to

Detect and Prevent Market Timing. Violations will result in disgorgement of the profit to the relevant NYLIM Fund.

None of the above-specified restrictions on short-term trading in NYLIM Fund shares shall apply to the following transactions:

- Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO or LCO;

-    Purchases or sales that are non-volitional on the part of the Employee;

- Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

- Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs; or

- Purchases or sales with respect to NYLIM Fund Shares of a taxable or tax-exempt money market fund.

SECTION 4. RECORDKEEPING AND REPORTING REQUIREMENTS

4.1  PRIVACY STATEMENT

NYLIM recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. NYLIM's Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the Securities and Exchange Commission and other regulators.

4.2  INITIAL HOLDINGS AND ACCOUNT REPORTS

At the time of becoming an Employee, but in no case later than 10 days from the Employment Date (30 days for Employees who are not Access Persons), every new Employee shall submit to the CCO or LCO, a report in substantially the form of Exhibit F ("Employee Initial/Annual Securities Holdings Report and Certification"), disclosing every Covered Security and NYLIM Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. The holdings information must be current as of a date no more than 45 days prior to the employment date. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or NYLIM Fund Shares) as to which the Employee has any Beneficial Ownership interest are held. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Employee must certify that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. Documentation describing that relationship must be submitted to and approved by NYLIM Compliance. Additionally, each new Employee shall file a report in substantially the form of Exhibit C, ("Acknowledgement of Receipt of the Code of Ethics and Related Policies"), indicating that the Employee has received, read, understood and will comply with the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM Holdings LLC Gift & Entertainment Policy and the Selective Disclosure Policy.

4.3  QUARTERLY REPORTING AND ACCOUNT REPORTS

Every Access Person shall file with the CCO or LCO a report within 30 calendar days following the end of each calendar quarter reflecting all transactions in any Covered Security and NYLIM Fund(3) in which an Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must confirm that there were no such transactions in the applicable calendar quarter. Employees must complete this requirement electronically through the EPSTP System via the NYLIM Intranet.

In the event that the EPSTP System is unavailable, Access Persons shall file with the CCO or LCO a report substantially the form of Exhibit G ("Quarterly Transactions Report").

Failure to complete the quarterly certification will be considered a violation of the Code.

----------
(3) NYLIM Compliance receives information on holdings and transactions in NYLIM Fund Shares held through the 401(k) plan directly from the Company's 401
     (k) plan sponsors. Therefore, reporting relating to these holdings and transactions need not be provided directly from the Employee.

4.4  ANNUAL REPORTING

At the end of each calendar year, but in no case later than January 30th of the following year, every Employee shall submit to the CCO or LCO, a report disclosing every Covered Security and NYLIM Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of year-end. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or NYLIM Fund Shares) as to which the Employee has any Beneficial Ownership interest are held. Such accounts include Discretionary Managed Accounts.

In addition, each Employee shall file annually a certification indicating that the Employee has received, read, understood and complied with the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM Holdings LLC Gift & Entertainment Policy and the Selective Disclosure Policy for the calendar year. Employees must complete these requirements electronically through the EPSTP System via the NYLIM Intranet.

In the event that the EPSTP System is unavailable, Employees shall file with the CCO or LCO a report substantially the form of Exhibit F ("Employee Initial/Annual Securities Holdings Report and Certification") and Exhibit D ("Annual Certification of Compliance").

4.5  DUPLICATE CONFIRMATIONS

Each Employee shall provide the Compliance Department with sufficient information (as outlined in Exhibit F, ("Employee Initial/Annual Securities Holdings Report and Certification") so that Compliance can arrange for prompt filing by the broker, dealer and bank (where the bank account is used as a brokerage account) with the CCO or LCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

4.6  NEW ACCOUNTS

Each Employee shall promptly notify the CCO or LCO of any new account opened with a broker, dealer or bank (where the bank account is used as a brokerage account). Such accounts include Discretionary Managed Accounts. Such notification shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

4.7  REPORTING OF CODE VIOLATIONS

Each Employee shall promptly notify the CCO or LCO of any violation of the Code.

4.8  NYLIM RECORD-KEEPING

NYLIM is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in which its Employees have direct or indirect Beneficial Ownership.

The CCO or the LCO must maintain all records relating to compliance with the Code, such as preclearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and preclearance records, records of violations and any actions taken as a result thereof, written acknowledgements, and the names of Access Persons for a minimum period of five years. Acknowledgements of the Code will be maintained for five years after the individual ceases to be an Employee.

4.9  PERSONAL RECORD KEEPING

Each Employee of NYLIM is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Code. Generally, such records would include copies of the Employee's pre-clearance authorizations, brokerage confirms and brokerage statements, if any. If there is any question as to whether a proposed transaction might involve a possible violation of the Code, the transaction should be discussed in advance with the CCO or LCO.

SECTION 5. ADMINISTRATION

5.1  MUTUAL FUND CODE OF ETHICS

Certain NYLIM Employees may owe a specific duty of care to each mutual fund Client based on the Employee's status as an Access Person of that mutual fund. It has been determined that each Employee's compliance with the Company's Code will also satisfy the requirements of Rule 17j-1 of the Investment Company Act as well as any mutual fund that the Company presently advises or sub-advises.

5.2  SANCTIONS AND REVIEW

Upon discovering a violation of the Code, NYLIM shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal etc.). Following those corrective efforts, the CCO may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. These sanctions may include, among others, the reversal of trades, disgorgement of profits, payment of fines, suspension of trading privileges or, in more serious cases, suspension or termination of employment. It is important to note that violations of the Code may occur without employee fault (e.g., despite preclearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary.

5.3  REVIEW BY CCO

The CCO will provide to the Board of each mutual fund Client, on a quarterly basis, a written report describing issues arising under the Code since its last report, including but not limited to information about material violations of the Code by Access Persons and sanctions imposed in response to such violations.

5.4  MONITORING

NYLIM has delegated administration and enforcement of this Code to NYLIM Compliance. NYLIM Compliance, utilizing the EPSTP System and other methods, conducts reviews of all personal securities transactions and holdings reports with a view towards determining whether Employees have complied with all provisions of the Code. NYLIM Compliance is responsible for developing and maintaining more detailed standard operating procedures around daily monitoring to detect and prevent violations of this Code.

5.5  ACKNOWLEDGMENT AND TRAINING

Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of Exhibit D hereto, that he or she has read and understood, is subject to and has complied with the Code and its related polices. Each Employee must attend a Code of Ethics training session conducted by NYLIM Compliance within a reasonable time period upon becoming an Employee. NYLIM Compliance is available to all Employees at all times for questions as to the application of this Code.

5.6  EXCEPTIONS

The CCO may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1 or Rule 204A-1. To the extent any such exception relates to an Employee who is an Access Person of a mutual fund Client, such exception shall be reported to the Board of such mutual fund Client at the next regularly scheduled meeting of the mutual fund's Board.

                                                                    EXHIBIT p(4)
                                                                       EXHIBIT A

                     CATEGORIES OF EMPLOYEES AND DEPARTMENTS
                WHOSE EMPLOYEES WILL BE CONSIDERED ACCESS PERSONS

All NYLIM Holdings Directors              Securities Operations

All NYLIM Officers (Director and above)   Real Estate

Compliance                                Fixed Income Investors Group

Office of General Counsel                 Equity Investors Group

Fund Accounting Oversight Group           New York Life Capital Partners

Information Technology                    Investment Consulting Group

New York Life Trust Co.(1)                Certain departments of New York Life
                                          Insurance Company - Treasury, CNTL -
                                          Investment Accounting & Reporting,
                                          CNTL - Separate Account Management,
                                          Corporate Information (CAMRA Access &
                                          Access to NYLIM Email), Office of the
                                          CIO - L&A (CAMRA & FIRM Access and
                                          Equity Analysis) Corporate Compliance
                                          (Examiner Users Only)

Institutional Sales                       Managed Accounts

          DEPARTMENTS WHOSE EMPLOYEES GENERALLY WILL NOT BE
                    CONSIDERED ACCESS PERSONS(2)

Guaranteed Products                       NYLIM Finance

New York Life Retirement Plan             Retail Investments
Services-Westwood

Retirement Services  - Parsippany         Building Services

NYLIM Service Company                     Communications

Human Resources                           Marketing/Product Development

Madison Capital Funding

----------
(1) Although these entities are direct subsidiaries of New York Life Insurance Company, they are operated by employees of NYLIM LLC and are therefore covered under this Code.

(2) An individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information.

                                                                       EXHIBIT B

                       LIST OF NYLIM FUNDS AS OF JUNE 2007

NYLIM Fund means an investment company advised or sub-advised by NYLIM LLC, currently:

               -    The MainStay Funds

               -    MainStay VP Series Funds

               -    McMorgan Funds

               -    Van Eck Mid Cap Fund

               -    ICAP Funds, Inc.

                                                                       EXHIBIT C

      ACKNOWLEDGEMENT OF RECEIPT OF THE CODE OF ETHICS AND RELATED POLICIES

                        NYLIM HOLDINGS LLC CODE OF ETHICS

               NYLIM LLC INSIDE INFORMATION POLICY AND PROCEDURES

               NYLIM LLC INFORMATION BARRIER POLICY AND PROCEDURES

                 NYLIM HOLDINGS LLC GIFT & ENTERTAINMENT POLICY

         POLICY AND PROCEDURES CONCERNING SELECTIVE DISCLOSURE OF MUTUAL
                             FUND PORTFOLIO HOLDINGS

                    INTEGRITY - STANDARDS OF BUSINESS CONDUCT

I hereby certify that I have received a copy of the New York Life Investment Management LLC Code of Ethics and other policies listed above, have read and am subject to the Code and these other policies, and understand the relevant requirements.


                                        ----------------------------------------
                                                                     (Signature)
                                        Name and Title
                                                       -------------------------
                                        Department
                                                       -------------------------
                                        Date
                                                       -------------------------

                                        Received By:
                                        Name and Title
                                                       -------------------------
                                        Department
                                                       -------------------------
                                        Date
                                                       -------------------------

                                                                       EXHIBIT D

                   ANNUAL CERTIFICATION OF COMPLIANCE WITH THE

                        NYLIM HOLDINGS LLC CODE OF ETHICS

               NYLIM LLC INSIDE INFORMATION POLICY AND PROCEDURES

               NYLIM LLC INFORMATION BARRIER POLICY AND PROCEDURES

                 NYLIM HOLDINGS LLC GIFT & ENTERTAINMENT POLICY

         POLICY AND PROCEDURES CONCERNING SELECTIVE DISCLOSURE OF MUTUAL
                                 FUND PORTFOLIO

                    INTEGRITY - STANDARDS OF BUSINESS CONDUCT

I hereby certify that I have received read and understood the Code and policies listed above. I further certify that I have complied with and will continue to comply with each of the provisions of the Code and policies to which I am subject.


                                        ----------------------------------------
                                                                     (Signature)
                                        Name and Title
                                                       -------------------------
                                        Department
                                                       -------------------------
                                        Date
                                                       -------------------------

                                        Received By:
                                        Name and Title
                                                       -------------------------
                                        Department
                                                       -------------------------
                                        Date
                                                       -------------------------

                                                                       EXHIBIT E

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
              PERSONAL SECURITIES TRADING PRECLEARANCE REQUEST FORM

EMPLOYEE NAME: __________________________________________________________

Broker                     ______________________________________________

Brokerage Account Number   ______________________________________________

Received By (name/title)   ______________________________________________

Date Received              ______________________________________________

         TRADES MUST BE MADE ON THE SAME DAY THAT APPROVAL IS RECEIVED.

                                                                         DIRECT
                                                                       OWNERSHIP
                   # OF SHRS,              SYMBOL   SEC.                  (D)
        NAME OF     PRINCIPAL    APPROX      OR     MKT.   PURCHASE    FAMILY (F)   APPROVED/
DATE   SECURITY   AMOUNT, ETC.    PRICE   CUSIP #   CAP.    /SALE     CONTROL (C)     DENIED
----   --------   ------------   ------   -------   ----   --------   -----------   ---------


THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no inside information (including information relating to planned securities transactions by NYLIM) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Client portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c)  these securities are not initial public offerings or private placements.

                                                                       EXHIBIT F

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to New York Life Investment Management LLC by ________________ (Please print your full name)*

Date of Becoming an Employee:** _______________________________ (Initial Report) December 31, 200___ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and NYLIM Fund and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts (including Discretionary Managed Accounts) by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM HOLDINGS LLC CODE OF ETHICS

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

                                      BROKER, DEALER   NO. OF SHARES         NATURE OF INTEREST
NAME OF SECURITY/   EXCHANGE TICKER    OR BANK WHERE   AND PRINCIPAL         (DIRECT OWNERSHIP,
    NYLIM FUND      SYMBOL OR CUSIP    SECURITY HELD       AMOUNT      FAMILY MEMBER, CONTROL, ETC.)
-----------------   ---------------   --------------   -------------   -----------------------------


----------
NOTE: IN LIEU OF AN EMPLOYEE LISTING ON THIS FORM EACH SECURITY HELD AS OF
      YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AN ANNUAL STATEMENT(S) FOR EVERY BANK OR BROKERAGE ACCOUNT AS TO WHICH THE EMPLOYEE HAS A BENEFICIAL OWNERSHIP INTEREST IN SECURITIES. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE EMPLOYEE'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**   Please see the definition of Employee in the NYLIM Holdings LLC Code.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities and Discretionary Managed Accounts) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above:

NAME OF BROKER, DEALER OR BANK
  WITH WHICH ACCOUNT IS HELD     DATE ACCOUNT ESTABLISHED   ACCOUNT NUMBER
------------------------------   ------------------------   --------------


I CERTIFY THAT THE SECURITIES LISTED ABOVE ARE THE ONLY COVERED SECURITIES AND NYLIM FUNDS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I FURTHER CERTIFY THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I ALSO CONSENT TO THE RELEASE OF CERTAIN PERSONAL INFORMATION (NAME, HOME ADDRESS, SOCIAL SECURITY NUMBER AND SPOUSE'S FIRST INITIAL) BY NEW YORK LIFE INVESTMENT MANAGEMENT LLC TO A BROKERAGE SERVICES COMPANY TO BE NAMED BY THE COMPLIANCE OFFICER (THE "COMPANY"), WHO WILL PROVIDE THE NYLIM COMPLIANCE DEPARTMENT WITH A REPORT OF ALL KNOWN BROKERAGE ACCOUNTS HELD BY ME OR MY SPOUSE, IF APPLICABLE. DURING THIS TIME, THE COMPANY WILL AGREE THAT ALL PERSONAL INFORMATION SHALL BE HELD IN STRICT CONFIDENCE AND SHALL NOT BE REVEALED TO ANY PERSON, CORPORATION OR ENTITY (THIRD PARTIES) WITHOUT PRIOR WRITTEN CONSENT OF NYLIM AND THE EMPLOYEE. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND HOWEVER THAT THE COMPANY IS AUTHORIZED TO DISCLOSE TO ITS OTHER CUSTOMERS, SHOULD THEY INQUIRE, THAT I AM CURRENTLY (OR HAVE BEEN) EMPLOYED IN SOME CAPACITY IN THE SECURITIES RELATED/FINANCIAL SERVICES INDUSTRY WITHOUT IDENTIFYING NYLIM (OR ITS AFFILIATES) AS THE EMPLOYER. SUCH DISCLOSURE WOULD GENERALLY TAKE PLACE IF I OPENED A SECURITIES ACCOUNT WITH A CLIENT OF THE COMPANY. THESE STEPS ARE BEING TAKEN BY NYLIM IN ITS COMMITMENT TO ENSURE COMPLIANCE WITH FEDERAL SECURITIES LAWS.


Employee Signature:
                    -----------------
Date of Submission:
                    -----------------


Received By (Name/Title):               Reviewed By (Name/Title):
                          -----------                             --------------


Signature:                              Signature:
           --------------------------              -----------------------------
Date Received:                          Date Reviewed:
               ----------------------                  -------------------------

                                                                       EXHIBIT G

                          QUARTERLY TRANSACTIONS REPORT

Statement to New York Life Investment Management Holdings LLC by _______________ (Please print your full name)*

For the Calendar quarter ended _________________________

As of the date appearing above, the following are each and every transaction in a Covered Security and NYLIM Fund in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts (including Discretionary Managed Accounts) by or for the benefit of a person, or such person's "immediate family" sharing the same house-hold, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM HOLDINGS LLC CODE OF ETHICS.

This report need not disclose transactions in Covered Securities and NYLIM Fund Shares in any account over which the Employee** has no direct influence or control.

                                                                                                         Nature of
                                                                                                         Interest
                       Amount (No.                                               Nature of                (Direct      Firm Through
                      of Shares or      Exchange      Interest Rate/            Transaction             Ownership,         Which
      Name of           Principal    Ticker Symbol    Maturity Date    Trade    (Purchase,                Spouse,       Transaction
Security/NYLIM Fund      Amount)        or CUSIP     (if applicable)    Date    Sale, Etc.)   Price   Control, Etc.)   Was Effected
-------------------   ------------   -------------   ---------------   -----   ------------   -----   --------------   ------------


If no transactions in Covered Securities and NYLIM Fund Shares occurred, please insert "NONE" here: ___________

----------
* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**   Please see the definition of Employee in the NYLIM Code.

In connection with any purchases or sales of securities for Clients during the quarter, I disclosed to New York Life Investment Management LLC any material interests in my Covered Securities and NYLIM Fund Shares which might reasonably have been expected to involve a conflict with the interests of Clients. Also, I have disclosed all my Covered Securities and NYLIM Fund Shares holdings to New York Life Investment Management LLC.

The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties are as follows:

Names   Affiliations
-----   ------------


Date of Submission:
                    --------------------------------


Employee Signature:
                    --------------------------------


Received By (Name/Title):
                          --------------------------


Signature:
           -----------------------------------------
Date Received:
               -------------------------------------

                                                                       EXHIBIT H

      ADDRESS TO WHICH EMPLOYEE'S DUPLICATE BROKER CONFIRMATIONS/STATEMENTS
                                 SHOULD BE SENT.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC
169 LACKAWANNA AVENUE
P.O. BOX 424
PARSIPPANY, NEW JERSEY, 07054-0424
ATTN: NYLIM COMPLIANCE DEPARTMENT

                                                                       EXHIBIT I

         NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

                       CONFLICTS OF INTEREST QUESTIONNAIRE

Name:
(PLEASE PRINT) ___________________________
Title:         ___________________________
Department:    ___________________________

              (Please provide complete details of any "yes" answer)

AFFILIATIONS WITH OUTSIDE BUSINESS ENTITIES - EXCLUDE AFFILIATIONS WITH NEW YORK LIFE SUBSIDIARIES.

1.   Are you affiliated with any enterprise as an, in any           Yes      No
     capacity in which you had the responsibility or ability to influence the management of such enterprise? Such
     capacities include, but are not limited to, officer,
     director, trustee, partner, employee, independent
     contractor or sole proprietor?                                _____   _____

NAME OF ENTITY:       __________________________________________________________

NATURE OF BUSINESS:   __________________________________________________________

POSITION HELD:        __________________________________________________________

PERIOD POSITION HELD: __________________________________________________________

IS THE ORGANIZATION FOR PROFIT?                                     YES      NO

                                                                   _____   _____

OR FOR NON-PROFIT?                                                  YES      NO

                                                                   _____   _____

FINANCIAL INTERESTS IN OUTSIDE BUSINESS ENTITIES - EXCLUDE AFFILIATIONS WITH NEW YORK LIFE SUBSIDIARIES.

2. To the best of your knowledge, are you or, any member of your family(1) employed by or serve on the board of directors of, or own, directly or indirectly, a material beneficial financial interest (that is, to your knowledge an ownership interest equal to or greater than 1% of such entity or 10% of your total net worth, whichever is less) in any of the following:


----------
(1) "Family" means an employee's spouse, child or other relative, whether related by blood, marriage or otherwise. The term also includes any related or unrelated individual who resides with, or is financially dependent upon, or whose investments are controlled by, or whose financial support is materially contributed to by, the employee, such as a "significant other."

     a.   a provider of goods and/or services to the Company        Yes      No
          (e.g., PricewaterhouseCoopers or Staples?)
                                                                   _____   _____

     b.   an entity which engages in commercial transactions        Yes      No
          with the Company other than as a provider as disclosed
          in 2a?                                                   _____   _____

     c.   a business entity in which the Company also holds a       Yes      No
          financial interest?
                                                                   _____   _____

     d.   a company whose principal business is the issue and       Yes      No
          sale of life insurance, annuities or long-term care
          insurance?                                               _____   _____

     e.   an insurance agency, brokerage or insurance consulting    Yes      No
          firm?
                                                                   _____   _____

     f.   a mortgage banking concern or mortgage loan               Yes      No
          correspondent of the Company?
                                                                   _____   _____

     g.   an investment bank, investment company, investment        Yes      No
          advisor, broker-dealer or other firm engaged in the
          business of buying and selling securities or providing
          investment advice?                                       _____   _____

     h.   an organization that provides legal, accounting,          Yes      No
          consulting, training or management services to the
          financial services industry?                             _____   _____

     i.   a business that has property which is subject to a        Yes      No
          real estate mortgage held by the Company?
                                                                   _____   _____

         (Please provide complete details for any "yes" answer including persons and/or entities involved, dates, and the nature of the relationship or transaction)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

OTHER FINANCIAL INTERESTS

3.   To the best of your knowledge, do you or any member of your    Yes      No
     family hold a financial interest (not disclosed in Section
     2) that affects or might appear to affect the discharge of
     your duties and responsibilities to the Company?              _____   _____

             (Please provide complete details for any "yes" answer)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

COMPLIANCE WITH DOMESTIC AND FOREIGN LAWS, RULES AND REGULATIONS

4.   a.   Have you, directly or indirectly, been involved in any
          of the following within the past ten years:

          i.   Anti-trust, copyright, or patent litigation?         Yes      No

                                                                   _____   _____

          ii.  Civil or criminal action or administrative           Yes      No
               proceeding charging a violation of a federal or
               state securities law or regulation?                 _____   _____

          iii. Any other criminal action or investigation?          Yes      No

                                                                   _____   _____

          iv.  Representative actions, class actions, or            Yes      No
               derivative suits?
                                                                   _____   _____

          v.   A formal administrative or regulatory action by      Yes      No
               any regulatory agency or self-regulatory
               organization?                                       _____   _____

     b. Have any punitive, exemplary or extra- contractual compensatory damages been sought, awarded, paid or part of a settlement agreement that has been entered into within the past five years in connection with any business activity in which you were involved?

     c. Have you, or an organization over which you exercised control, at any time in the past:

          i.   Been convicted of or plead guilty or nolo            Yes      No
               contendere ("no contest") in a domestic, foreign
               or military court to: (a) any felony (or its
               equivalent offense) or (b) any misdemeanor (or
               its equivalent offense) involving insurance,
               securities, commodities, banking, real estate or
               any other investment-related business or activity
               (collectively, referred to as "investment-related
               activity"); fraud, false statements or omissions;
               wrongful taking of property; bribery; perjury;
               forgery; counterfeiting; extortion; or a
               conspiracy to commit any of these offenses?         _____   _____

          ii.  Been charged with any felony or with any             Yes      No
               misdemeanor specified above in question 4 c. i.?
                                                                   _____   _____

          iii. Been found by any domestic or foreign court in a     Yes      No
               civil action or alternative dispute resolution
               proceeding, or by any state or federal
               governmental authority or agency, self-regulatory
               organization, or any foreign financial regulatory
               authority to have violated, or been involved in a
               violation of, any law, rule or regulation
               involving any investment-related activity, fraud,
               false statements or omissions, wrongful taking of
               property or unethical behavior?                     _____   _____

          iv.  Been permanently or temporarily enjoined by any      Yes      No
               domestic or foreign court, state or federal
               governmental authority or agency, or
               self-regulatory organization from engaging in any
               type of business practice or activity (including,
               but not limited to, any investment-related
               activity)?                                          _____   _____

          v.   Had an action dismissed pursuant to a consent        Yes      No
               order or decree, or entered into a settlement
               agreement, in any domestic or foreign criminal,
               civil, administrative or regulatory or
               alternative dispute resolution proceeding brought
               against you, or an entity over which you
               exercised control, which was associated with any
               type of business practice or business activity
               (including, but not limited to, any
               investment-related activity)?                       _____   _____

     d.   Are you, or based upon the activities that occurred       Yes      No
          while you exercised control over it is any entity,
          currently the subject of a pending criminal or           _____   _____
          regulatory proceeding, which has not been disclosed to the Office of the General Counsel?

     e.   Has any state or federal governmental authority or        Yes      No
          agency, or self-regulatory organization (including,
          but not limited to, the Securities & Exchange
          Commission, the Commodity Futures Trading Commission,
          the NASD Regulation, Inc.), or any foreign financial
          regulatory authority (including, but not limited to
          the SEC, the Commodity Futures Trading Commission, the
          NASD Regulation, Inc.) ever:                             _____   _____

          i.   Found you to have been involved in a violation of    Yes      No
               its rules or a cause of an investment related
               business having its authorization to do business
               denied, suspended or restricted?                    _____   _____

          ii.  Imposed a civil money penalty on you, or ordered     Yes      No
               you to cease and desist from any activity?
                                                                   _____   _____

          iii. Disciplined you by expelling or suspending you       Yes      No
               from membership, barring or suspending you from
               association with other members, or otherwise
               restricting your activities?                        _____   _____

          iv.  Denied, suspended, or revoked your registration      Yes      No
               or license or otherwise prevented you, by order,
               from associating with an investment-related
               business or restricted your activity?               _____   _____

     f.   Have you, prior to, or in connection with, the            Yes      No
          purchase or sale of securities for your own account,
          or for an account over which you had beneficial
          control, come into possession of and traded on
          material, non-public information or disclosed such
          information to any other person for other than a
          legitimate business purpose?                             _____   _____

     g.   Has an authorization to act as an attorney,               Yes      No
          accountant, or federal contractor granted to you or
          any advisory affiliate ever been revoked or suspended?   _____   _____

     h.   Are you now the subject of any civil proceeding formal    Yes      No
          administrative or civil action initiated by a
          governmental agency, self-regulatory organization or
          foreign financial regulatory authority, or a criminal
          information or indictment that could result in a "yes"
          answer to any part of this Question 4?                   _____   _____

             (Please provide complete details for any "yes" answer)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

I hereby certify that, to the best of my knowledge and belief, the foregoing answers, including the details of any affirmative responses made herein, are true and complete and that I shall update these answers promptly with an amended written response as circumstances change during the year.


Signature:                              Date:
           --------------------------         ----------------------------------